SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 10, 2006

FINANCIAL INDUSTRIES CORPORATION

(Exact name of Registrant as specified in charter)

Texas	0-4690	74-2126975
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

6500 River Place Blvd., Building One

Austin, Texas 78730

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 404-5000

Former name or former address, if changed since last report - Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

Item 7.01 – Regulation FD Disclosure

Financial Industries Corporation (“FIC” or the “Company”) issued a press release on May 10, 2006, announcing organizational changes within its marketing and sales divisions in a move to strengthen and enrich its already robust insurance distribution capabilities. A copy of the press release is attached hereto as Exhibit 99.1.

Benton Summers will assume the position of senior vice president of marketing and sales for one of FIC’s life insurance subsidiaries, Family Life Insurance Company (“Family Life”). Summers has been a regional manager since 2002, directing a large field sales organization, and was instrumental in creating Family Life’s agent training center.

In a related initiative, FIC is forming a “shared services” marketing and sales department that will combine into one unit several functions to serve all agent support needs for its life insurance subsidiaries, Family Life and Investors Life Insurance Company of North America (“Investors Life”).

The newly combined team will be led by Summers and Wayne Whitmire, senior vice president of Investors Life marketing and sales.

Summers is a Chartered Life Underwriter (CLU), a Chartered Financial Consultant (ChFC) and a Fellow, Life Underwriter Training Council (LUTCF), the three highest professional designations aspired to by marketing and sales professionals in the life insurance industry.

Whitmire, who manages all brokerage distribution functions within Investors Life, has been with FIC for 13 years and has a bachelor of arts in economics from Austin College and an MBA from Texas State University. He also holds a Fellow, Life Management Institute (FLMI) designation.

Founded in 1949, Family Life specializes in providing mortgage protection life insurance through its network of career sales agents.

Investors Life has been a part of the FIC group of companies since its purchase from CIGNA in 1988 and sells quality term, universal and final expense life insurance through its distribution system of independent agents.

As provided by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Financial Industries Corporation cautions that the statements in this Form 8-K, relating to the reorganization of the Company’s marketing and sales organization and other matters that are not historical factual information are forward-looking statements that represent management’s belief and assumptions based on currently available information. The information contained in this report relating to trends in the Company’s operations and financial results and the contingencies and uncertainties to which the Company may be subject, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management’s current expectations and beliefs concerning the financial results, economic conditions and are subject to known and unknown risks, uncertainties and other factors contemplated by the forward-looking statements. Such factors include, among other things, the effectiveness of the reorganization and actions by the employees named above and: (1) timing and results of reviews, audits and assessments; (2) general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect the ability of the Company to sell its products, the market value of the Company’s investments and the lapse rate and profitability of policies; (3) the Company’s ability to achieve anticipated levels of operational efficiencies and cost-saving initiatives; (4) customer response to new products, distribution channels and marketing initiatives; (5) mortality, morbidity and other factors which may affect the profitability of the Company’s insurance products; (6) our ability to develop and maintain effective risk management policies and procedures and to maintain adequate reserves for future policy benefits and claims; (7) changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of the Company’s products; (8) increasing competition in the sale of insurance and annuities; (9) regulatory changes or actions, including those relating to regulation of insurance products and insurance companies; (10) ratings assigned to the Company’s insurance subsidiaries by independent rating organizations such as A.M. Best, which the Company believes are particularly important to the sale of accumulation products; (11) the performance of our investment portfolios; (12) the effect of changes in standards of accounting; (13) the effects and results of litigation; and (14) other factors discussed in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Investors should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. There can be no assurance that other factors not currently anticipated by management will not also materially and adversely affect the Company.

Exhibits.

99.1 – Press Release dated May 10, 2006, regarding the Restructuring of FIC’s Sales and Marketing departments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL INDUSTRIES CORPORATION

Date: May 11, 2006	By: /s/ Michael P. Hydanus_
Interim Chief Executive Officer